SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2003

Microtune, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31029-40	75-2883117
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 Tenth Street, Plano, Texas	75074
(Address of principal executive offices)	(Zip Code)

(972) 673-1600

(Registrant’s telephone number, including area code)

ITEM 5. OTHER MATTERS.

On September 2, 2003, the Registrant announced, among other things, the appointment of Anthony J. LeVecchio to its Board of Directors and to the position of Chairman of the Audit Committee of the Board of Directors. Mr. LeVecchio brings to Microtune financial and operational expertise acquired through his service as director, advisor, and executive of private and public companies in a variety of industries, including the semiconductor industry.

Microtune’s Board of Directors now has seven members, including Harvey B. (Berry) Cash, Walter S. Ciciora, James H. Clardy, Steven Craddock, William P. Tai, Anthony J. LeVecchio and James A. Fontaine.

Contemporaneously with the August 12, 2003, announcement that James A. Fontaine was appointed as the Registrant’s Chief Executive Officer and President, the Office of the President comprised of Harvey B. (Berry) Cash, James H. Clardy and Albert H. Taddiken was dissolved.

A copy of the press release is attached to this Report as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Microtune, Inc.

By:	/s/ ROB-ROY J. GRAHAM
Rob-Roy J. Graham Chief Financial Officer

Date: September 3, 2003

EXHIBIT INDEX

Exhibit	Description	Page

99.1	Registrant’s press release issued on September 2, 2003, announcing, among other things, the appointment of Anthony J. LeVecchio to its Board of Directors and to the position of Chairman of the Audit Committee of the Board of Directors.	4